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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PLAYBOY ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2004 Annual Meeting of Stockholders

May 13, 2004

        The Annual Meeting of Stockholders of Playboy Enterprises, Inc. will be held at Spiaggia, located at 980 North Michigan Avenue, Chicago, Illinois 60611, on Thursday, May 13, 2004, at 9:30 a.m., local time, for the following purposes:

  1.
  to elect eight directors, each for one-year terms;

  2.
  to consider and vote on a proposal to amend the amended and restated Certificate of Incorporation of Playboy Enterprises, Inc., as amended, to increase the number of authorized shares of our Class B common stock from 30,000,000 to 75,000,000;

  3.
  to vote on the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2004; and

  4.
  to transact any other business that properly comes before the meeting.

        All holders of record of Playboy Class A common stock at the close of business on March 16, 2004 are entitled to notice of and to vote on all proposals presented at the meeting. All holders of record of Playboy Class B common stock at the close of business on March 16, 2004 are entitled to notice of and to vote as a separate class on the second proposal only, which is the proposal to amend our charter to increase the number of authorized shares of our Class B common stock. An alphabetical list of those stockholders, their addresses and the number of shares owned by each will be on display for all purposes germane to the meeting at Playboy's Chicago office during normal business hours from May 3, 2004 to May 12, 2004. This list will also be on display at the meeting.

        WE HOPE THAT YOU WILL BE PRESENT AT THE MEETING. IF YOU CANNOT ATTEND, WE URGE YOU TO VOTE YOUR SHARES BY DATING, SIGNING AND MAILING THE APPROPRIATE PROXY CARD(S) ENCLOSED IN THE ENVELOPE PROVIDED. The envelope requires no postage if it is mailed in the United States. Proxies marked "withheld" or "abstain" will have the same effect as a vote against the proposals above. If your shares are held in "street name," the broker or bank who holds your shares will have the authority to vote your shares with respect to the proposals without your instructions. If your shares are not held in "street name," not returning your proxy card and not attending the meeting and voting will have the same effect as a vote against the charter amendment and will have no effect on the vote with respect to other proposals.

By Order of the Board of Directors
Howard Shapiro Secretary
April 12, 2004 Chicago, Illinois

PLAYBOY ENTERPRISES, INC.
680 North Lake Shore Drive
Chicago, Illinois 60611

Proxy Statement

GENERAL INFORMATION

Annual Meeting Time, Location and Admission Procedure

        The Annual Meeting of Stockholders of Playboy Enterprises, Inc. will be held on Thursday, May 13, 2004, at 9:30 a.m., local time, at Spiaggia, located at 980 North Michigan Avenue, Chicago, Illinois 60611.

        All stockholders of record on March 16, 2004, the record date for the Annual Meeting, are invited to attend the Annual Meeting. If you attend, you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Securities Entitled to Be Voted at the Meeting

        Shares of our Class A common stock held by stockholders of record on March 16, 2004, the record date for the Annual Meeting, are entitled to vote on all proposals presented at the meeting. Each share of Class A common stock is entitled to one vote. On March 16, 2004, the record date, 4,864,102 shares of Class A common stock were outstanding. Shares of our Class B common stock held by stockholders of record on March 16, 2004 are entitled to vote as a separate class on the proposal to amend our charter to increase the number of authorized shares of Class B common stock only. Holders of our Class B common stock will not be entitled to vote on any other matter at the Annual Meeting. We refer to this amendment in this proxy statement as the charter amendment. On March 16, 2004, 22,647,305 shares of Class B common stock were outstanding.

Information About This Proxy Statement

        We sent you these proxy materials because Playboy's Board of Directors is soliciting your proxy to vote your shares of Class A common stock and Class B common stock at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. On April 12, 2004, we began mailing these proxy materials to all of our holders of record of Class A common stock and Class B common stock, as of the close of business on March 16, 2004.

Information About Voting

        Holders of Class A common stock and Class B common stock can vote in person at the Annual Meeting or by proxy. Included with this proxy statement is a proxy card identified by the "CLASS A COMMON STOCK ONLY" legend on the face of the card, which may be used only for voting shares of our Class A common stock and a proxy card identified by the "CLASS B COMMON STOCK ONLY" legend on the face of the card, which may be used only for voting shares of our Class B common stock. If you own both Class A shares and Class B shares, you must use the proxy card identified as "CLASS A COMMON STOCK ONLY" for your Class A shares and the proxy card identified as "CLASS B COMMON STOCK ONLY" for your Class B shares. If you want to vote by proxy, please complete, sign and date the appropriate proxy card(s) and return it or them promptly in the accompanying envelope, which is postage paid if mailed in the United States. If your shares of Class A common stock or Class B common stock are held in the name of a bank, broker or other holder of record, you will receive instructions from that holder of record that you must follow in order for your shares to be voted at the Annual Meeting.

        If you plan to attend the meeting and vote in person, we will give you an appropriate ballot for the class of common stock you own when you arrive. If your shares of Class A common stock or Class B common stock are not registered in your own name, and you plan to attend the Annual Meeting and vote your shares in person, you will need to contact the broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it with you to the Annual Meeting.

        If you vote by proxy, the individuals named on each proxy card (your proxies) will vote the applicable shares of our common stock in the manner you indicate. You may specify whether your shares of Class A common stock should be voted for all, some or none of the nominees for director and whether your shares of Class A or Class B common stock should be voted for or against the other proposals that you are entitled to vote on.

        If you sign, date and return the proxy card identified as "CLASS A COMMON STOCK ONLY" without indicating your instructions on how to vote your Class A shares, they will be voted as follows:

  •
  FOR the election of the eight nominees for director;

  •
  FOR the charter amendment to increase the number of authorized shares of our Class B common stock from 30,000,000 to 75,000,000.

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2004.

        If you sign, date and return the proxy card identified as "CLASS B COMMON STOCK ONLY" without indicating your instructions on how to vote your Class B shares, they will be voted as follows:

  •
  FOR the charter amendment to increase the number of authorized shares of our Class B common stock from 30,000,000 to 75,000,000.

        If any other matter is presented at the meeting, the holders of your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted upon at the meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing, signing, dating and mailing the appropriate proxy card(s) enclosed in the accompanying envelope. Voting by proxy will not affect your right to attend the meeting and vote your shares in person.

        You may revoke or change a proxy at any time before it is exercised by any of the following methods:

  •
  sending a written revocation to Playboy's Secretary, Howard Shapiro (which will only revoke the proxy for the class of shares specified in the revocation);

  •
  signing and delivering a later dated proxy (which will only revoke the proxy for the same class of shares as in the later dated proxy); or

  •
  voting in person at the meeting.

        Your most current vote is the one that is counted. If you have completed a proxy for both Class A and Class B shares, and you want to revoke or change one or both proxies, in order to be effective, your written revocation shall specify the proxy or proxies to which it is applicable, you must sign and deliver a later dated proxy for each class of shares for which you have chosen to revoke your proxy or change your vote, or you must complete a ballot at the Annual Meeting for the class of shares for which you have chosen to revoke your proxy or change your vote.

Quorum Requirement

        A quorum is necessary to hold a valid Annual Meeting. A majority of the shares of our Class A common stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. With respect to the separate vote by holders of our Class B common stock on the charter amendment, a majority of the outstanding shares of our Class B common stock, present in person or represented by proxy, shall constitute a quorum. Proxies marked "withheld" or "abstain" are counted as present for establishing a quorum.

Information About Votes Necessary for Action to Be Taken

        All matters to be considered at the Annual Meeting, except for the charter amendment, require an affirmative vote of the majority of all shares of Class A common stock present in person or by proxy. The charter amendment requires an affirmative vote of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class. Proxies marked "withheld" or "abstain" will have the same effect as a vote against the proposals or a vote against any other matter. If your shares are held in "street name," the broker or bank who holds your shares will have the authority to vote your shares with respect to the proposals without your instructions. If your shares are not held in "street name," not returning your proxy card and not attending the meeting and voting will have the same effect as a vote against the charter amendment and will have no effect on the vote with respect to other proposals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Playboy's directors are elected by the stockholders each year at our Annual Meeting. Our directors are elected to serve one-year terms. Our bylaws allow the Board of Directors to fix the number of directors to be elected at each Annual Meeting at not fewer than five and not more than ten. The Board of Directors currently consists of eight members. The Board of Directors has nominated eight individuals for election at the Annual Meeting. Each of the director nominees presented in this proxy statement is currently a director. If reelected, each director's term will last until the 2005 Annual Meeting or until he or she is succeeded by another qualified director who has been elected.

        Your proxy card identified as "CLASS A COMMON STOCK ONLY" will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If a nominee is unavailable for election, the holders of your proxy may vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Your proxy card identified as "CLASS A COMMON STOCK ONLY" may not be voted for more than eight nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES.

        The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of April 8, 2004.

CHRISTIE HEFNER
Director since 1979
Age 51

        Ms. Hefner was appointed to her present position as Chairman of the Board and Chief Executive Officer of Playboy in November 1988. She joined Playboy in 1975 and worked in a variety of the Company's businesses before being named President in 1982. She is also a board member of the Playboy Foundation, the Company's philanthropic arm. In addition, Ms. Hefner is a member of the Board of Directors of MarketWatch.com, Inc., a publicly traded interactive financial media company; Canyon Ranch, a group of health resorts and club spas; Magazine Publishers of America, the industry association for consumer magazines; the Business Committee for the Arts, an organization helping businesses establish alliances with the arts that meet business objectives; and RUSH University Medical Center. Ms. Hefner is also on the Advisory Boards of the American Civil Liberties Union and the Creative Coalition, and is a founding member of The Chicago Network, an organization of professional women from the Chicago metropolitan area who have reached the highest echelons of business, the arts, government, the professions and academia, and The Committee of 200, an international organization of preeminent women business owners and executives. She is also a member of the Chicago Council on Foreign Relations and the National Cable Television Associations Diversity Committee. Ms. Hefner is the daughter of Hugh M. Hefner, Editor-in-Chief.

DENNIS S. BOOKSHESTER
Director since 1990
Age 65

        Mr. Bookshester is the Chief Executive Officer for Turtle Wax Inc., a company specializing in auto appearance chemistry. He has been Chairman of the Board of Cutanix Corporation, a company principally engaged in scientific skin research, since November 1997. Concurrently, Mr. Bookshester was the Chief Executive Officer of Fruit of the Loom, Inc. from June 1999 to May 2002. From December 1990 to May 1991, he served as Chief Executive Officer of Zale Corporation, a company principally involved in the retail sale of jewelry. Mr. Bookshester was Corporate Vice Chairman, Chairman and Chief Executive Officer of the Retail Group of Carson Pirie Scott & Co., positions he held from 1984 to 1989. In addition, Mr. Bookshester is the Chairman of the Illinois Racing Board and a member of the board of directors of Northwestern Hospital Foundation. He is on the Visiting Committee of the University of Chicago Graduate School of Business. Mr. Bookshester is a member of the Audit Committee of the Board.

DAVID I. CHEMEROW
Director since 1996
Age 52

        Mr. Chemerow is the Chief Operating Officer for TravelCLICK, Inc., the leading provider of solutions that help hotels and other travel industry suppliers maximize profit from electronic distribution channels. Prior to that, he was the Chief Operating Officer of ADcom Information Services, Inc., which provides ratings for viewership of TV programs to cable operators. He served as President and Chief Executive Officer of Soldout.com, Inc. from May 2000 through July 2000 and was President and Chief Operating Officer from September 1999 through April 2000. Soldout.com, Inc. was a premium event and entertainment resource, specializing in sold out and hard-to-obtain tickets and personalized entertainment packages for sports, theater, cultural and other events. Mr. Chemerow was President and Chief Operating Officer of GT Interactive Software Corp., a company principally engaged in publishing computer games, from April 1998 to September 1999; he served as Executive Vice President and Chief Operating Officer from May 1997 to April 1998. From April 1996 to May 1997, he was Executive Vice President and Chief Financial Officer of ENTEX Information Services, Inc., a company principally engaged in providing distributed computing management solutions. Beginning in 1990 and prior to joining ENTEX, he was Executive Vice President, Finance and Operations, and Chief Financial Officer of Playboy. Mr. Chemerow is also a member of the Board of Directors of Dunham's Athleisure Corporation, a sporting goods retailer. Mr. Chemerow is the Chairman of the Audit Committee of the Board.

DONALD G. DRAPKIN
Director since 1997
Age 56

        Mr. Drapkin has been Vice Chairman and a Director of MacAndrews & Forbes Holdings Inc. and various affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Anthracite Capital, Inc., The Molson Companies Limited, Revlon Consumer Products Corporation, Revlon, Inc. and SIGA Technologies, Inc. Mr. Drapkin is a member of the Compensation Committee of the Board.

JEROME H. KERN
Director since 2002
Age 66

        Mr. Kern has been the President of Kern Consulting, LLC since 2001. Prior to that, Mr. Kern was Chairman and Chief Executive Officer of On Command Corporation. Prior to his position at On Command, he served as Vice Chairman and a member of the Board of Directors of Tele-Communications, Inc. (TCI). For more than 20 years, Mr. Kern was the principal outside legal counsel to TCI and Liberty Media Corporation (Liberty Media), including from 1992 to 1998, when he served as senior partner of Baker & Botts, L.L.P. Mr. Kern is on the boards of Volunteers of America (Colorado Chapter) and the New York Philharmonic. He also serves as Chairman of the Institute for Children's Mental Disorders and is Co-Chairman of Board of Trustees for the Colorado Symphony

Association. He is a trustee of City Meals-on-Wheels in New York and a trustee of the New York University School of Law Foundation. Mr. Kern is a member of the Audit Committee of the Board.

RUSSELL I. PILLAR
Director since 2003
Age 38

        Mr. Pillar has served as Managing Partner of Critical Mass Venture Holdings and its predecessor and related entities, all investment and advisory vehicles focused on maximizing the value of consumer brands, since October 1991. He also is Senior Advisor at Viacom, where he provides insight on media, technology, and communications industry developments and their implications for Viacom's global strategy. From January 2000 until April 2004 he was President of the Viacom Digital Media Group and its predecessor entities, where he served as Viacom's chief digital media strategy and execution executive. From November 1998 to January 2000 he was President, Chief Executive Officer, and a Director of Richard Branson's Virgin Entertainment Group, a diversified international entertainment content retailer. From September 1997 to August 1998 he was President and Chief Executive Officer of Prodigy Internet, an Internet service provider, and was a member of Prodigy Inc.'s board of directors, including having served as its Vice Chairman, from October 1996 (when he helped lead the leveraged buy-out of the company) to February 2000. Mr. Pillar, a Crown Fellow at the Aspen Institute, graduated Phi Beta Kappa, cum laude with an A.B. in East Asian Studies from Brown University.

SOL ROSENTHAL
Director since 1985
Age 69

        Mr. Rosenthal has been Of Counsel to the Los Angeles office of the law firm of Arnold & Porter LLP since July 2000. Prior to that he was Of Counsel to the Los Angeles law firm of Blanc Williams Johnston & Kronstadt, L.L.P. from May 1996 through June 2000. Prior to that, he was a senior partner in the law firm of Buchalter, Nemer, Fields & Younger from 1974 through April 1996. He has served as an arbitrator in entertainment industry disputes since 1977 and as the Writers Guild-Association of Talent Agents Negotiator since 1978. Mr. Rosenthal is a former member of the Board of Governors, Academy of Television Arts & Sciences, on which he served from 1990 to 1992; he is a former President of the Beverly Hills Bar Association and a former President of the Los Angeles Copyright Society. Mr. Rosenthal is the Chairman of the Compensation Committee of the Board.

RICHARD S. ROSENZWEIG
Director since 1973
Age 68

        Mr. Rosenzweig has been Executive Vice President of Playboy since November 1988. From May 1982 to November 1988, he was Executive Vice President, Office of the Chairman, and from July 1980 to May 1982, he was Executive Vice President, Corporate Affairs. Before that, from January 1977 to June 1980, he had been Executive Vice President, West Coast Operations. His other positions with Playboy have included Executive Vice President, Publications Group, and Associate Publisher, Playboy Magazine. He has been with Playboy since 1958.

MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors held nine meetings during 2003. Each of our directors attended at least 75% of all the meetings of the Board and of the committees on which he or she served during 2003. The non-management directors also meet periodically in executive sessions without management. The non-management director designated to preside at such executive sessions rotates among such non-management directors. More information on Playboy's policy for communication with directors, including the non-management directors, is described in the section of this proxy statement titled "Stockholder Communications with Directors." The Board of Directors has a standing audit committee and a standing compensation committee, which are described below. The Board does not have a standing nominating committee.

        Our Board of Directors is composed of eight individuals. The Board of Directors has affirmatively determined that all directors, other than Ms. Hefner and Mr. Rosenzweig, are "independent directors" under the listing requirements of the New York Stock Exchange. Specifically, these six directors have no material relationship with Playboy, either directly or as a partner, shareholder or officer of an organization that has a relationship with Playboy. In making these determinations, the Board of Directors considered the fact that none of these directors had any relationships with Playboy of the types set forth in the listing requirements of the New York Stock Exchange nor any other relationships that in the Board's judgment would interfere with the director's independence. Ms. Hefner and Mr. Rosenzweig are both executive officers of Playboy, and therefore are not independent directors.

Audit Committee

        The audit committee of the Board is currently comprised of three directors, Messrs. Chemerow (who serves as Chairman), Bookshester and Kern. The functions of the audit committee and its activities during 2003 are described in the section of this proxy statement titled "Report of the Audit Committee."

        During 2003, the Board of Directors examined the composition of the audit committee and confirmed that all members of the audit committee are "independent" and "financially literate," and that Mr. Chemerow qualifies as an "audit committee financial expert," in each case under the applicable New York Stock Exchange listed company rules and the Securities and Exchange Commission regulations governing audit committees. Mr. Chemerow acquired his financial expert attributes principally through years of experience as chief financial officer or controller of several companies as well as president and chief operating officer of several companies where he actively supervised principal financial officers and actively oversaw the preparation and evaluation of financial statements. Mr. Chemerow's experiences are described in the section of this proxy statement titled "PROPOSAL NO. 1—ELECTION OF DIRECTORS."

        The audit committee met five times during 2003.

Compensation Committee

        The compensation committee of the Board is currently comprised of three directors, Messrs. Rosenthal (who serves as Chairman), Drapkin and Pillar. Mr. Pillar was appointed to our Board on May 14, 2003 and was appointed to the compensation committee. The key functions of the compensation committee include reviewing and approving our goals and objectives concerning compensation of corporate officers and certain other key employees, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and determining and approving her compensation level based on this evaluation, evaluating the performance of other corporate officers in light of these goals and objectives, reviewing the competitiveness of our compensation practices and determining and approving salary and termination arrangements for, and all proposed contracts and transactions with, all of our employees whose salaries and bonuses are more than $250,000 but less than $400,000 per year, excluding corporate officers.

        Other key responsibilities of the compensation committee include reviewing and making recommendations to the Board concerning our employee benefit programs, making recommendations to the Board concerning compensation, salary or termination arrangements for, and all proposed contracts and transactions with, corporate officers, other than our Chief Executive Officer, and any employee of Playboy (including Mr. Hefner) whose salary and bonus equals or exceeds $400,000 per year, administering our stock incentive plans for key employees and non-employee directors and determining which of our employees are eligible to participate in those plans and administering our employee stock purchase plan.

        The compensation committee met four times during 2003.

Board Nominations

        Playboy is committed to having a Board of Directors comprised of individuals who are accomplished in their fields, have the ability to make meaningful contributions to the Board's oversight of the business and affairs of Playboy and have an impeccable record and reputation for honest and ethical conduct. Our Board of Directors is composed of eight individuals, six of whom the Board of Directors have affirmatively determined to be "independent" directors under the listing requirements of the New York Stock Exchange. Because more than fifty percent of our voting shares are owned by a single individual, the NYSE listing requirements do not require us to have a separate nominating committee composed solely of independent directors to identify and select individuals to serve on our Board. However, we believe the independent composition of our Board of Directors enables us to achieve the purposes of an independent nominating committee by using the full Board. As a consequence, each member of the Board of Directors participates in the consideration of director nominees.

        Our Board of Directors will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Board of Directors will take into consideration its needs and the qualifications of the candidate. To have a candidate considered by the Board of Directors, a stockholder must submit the recommendation in writing and must include the following information:

  •
  the name of the stockholder and evidence of the person's ownership of Playboy stock, including the number and class of shares owned and the length of time of ownership; and

  •
  the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of Playboy and the person's consent to be named as a director if nominated by the Board of Directors.

        The stockholder recommendation and information described above must be sent to the Secretary at Playboy Enterprises, Inc., 680 N. Lake Shore Drive, Chicago, Illinois, 60611 and must be received by the Secretary not less than 120 days prior to the anniversary date of Playboy's most recent annual meeting of stockholders.

        In addition to the factors described above, the Board of Directors examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management, Playboy and its principal stockholder. The Board of Directors also seeks to have its members represent a diversity of backgrounds and experience.

        The Board of Directors identifies potential nominees by asking current directors and executive officers to identify people meeting the criteria described above that are available to serve on the Board. As described above, the Board of Directors will also consider candidates recommended by stockholders.

        Once a person has been identified as a potential candidate, the Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Board of Directors determines that the candidate warrants further consideration, the Chairman or another member of the Board contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Board of Directors requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Board of Directors might be considering, and conducts one or more interviews with the candidate. In certain instances, the Chairman or another member of the Board may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Board's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number and class of shares held by the recommending stockholder and the length of time that such shares have been held and the needs of the Board at the time.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

        The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at Playboy Enterprises, Inc., 680 N. Lake Shore Drive, Chicago, Illinois, 60611.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

        In addition, it is Playboy's policy that each of our directors should attend the Annual Meeting absent circumstances which makes attendance impossible. All of our directors other than Mr. Drapkin were in attendance at the 2003 Annual Meeting.

DIRECTOR COMPENSATION

        Directors who are Playboy employees receive no compensation for their services as directors. During 2003, non-employee directors earned an annual fee of $36,000. This annual fee was payable in quarterly installments. At least half of this annual fee is payable in shares of Class B common stock. The Chairman of our compensation committee earns an additional fee of $5,000 per year and the Chairman of our audit committee earns an additional fee of $10,000 per year. Each member of our audit committee other than the Chairman of the audit committee earns an additional fee of $5,000 per year. At least half of these additional fees to the Chairman of our compensation committee and the Chairman and members of our audit committee are paid in shares of our Class B common stock. In addition, each non-employee director earned a fee of $1,000 for each in-person Board meeting attended, payable in shares of Class B common stock; and each member of a special committee of the Board earned a fee of $1,000 for each special committee meeting attended, payable in cash. Mr. Pillar attended three of the four in-person Board meetings and all other non-employee directors attended all four of the in-person Board meetings. Messrs. Bookshester, Chemerow, Drapkin, Kern, Pillar and Rosenthal earned total compensation of $56,000, $69,000, $40,000, $45,000, $25,747 and $58,000, respectively, in 2003. Sir Brian Wolfson earned total compensation of $18,253 for his services as a director until May 14, 2003.

        Since October 1992, non-employee directors have also been eligible to participate in Playboy's Deferred Compensation Plan for Non-Employee Directors, which we call the DCP, under which they may elect to defer receipt of part or all of their annual fees, committee fees and per-meeting payments. All amounts deferred and earnings credited are 100% vested immediately and are general unsecured obligations of Playboy.

        Each non-employee director other than Mr. Pillar is also a participant in the Playboy Enterprises, Inc. 1991 Non-Qualified Stock Option Plan for Non-Employee Directors. We call this stock option plan the 1991 Directors' Stock Option Plan. Under the 1991 Directors' Stock Option Plan, each director is granted a non-qualified stock option to purchase shares of Class B common stock. Each option is exercisable in four equal annual installments, beginning on the first anniversary of the date that options were initially granted, unless accelerated according to the terms of the 1991 Directors' Stock Option Plan. All installments are cumulative and may be exercised in whole or in part. Options granted under the 1991 Directors' Stock Option Plan generally expire ten years after the date of grant, although they may expire earlier. Shares issued upon the exercise of options granted under the 1991 Directors' Stock Option Plan may be either treasury shares or newly-issued shares.

        Each non-employee director other than Mr. Kern is also a participant in the Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc., as amended. We call this equity plan the 1997 Equity Plan. Under the 1997 Equity Plan, we from time to time grant non-employee directors non-qualified stock options to purchase shares of Class B common stock and/or shares of restricted stock. Each option is generally exercisable in four equal annual installments, beginning on the first anniversary of the date that options were initially granted, unless accelerated according to the terms of the 1997 Equity Plan. All installments are cumulative and may be exercised in whole or in part. Options granted under the 1997 Equity Plan generally expire ten years after the date of grant, although they may expire earlier. Shares issued upon the exercise of options granted under the 1997 Equity Plan may be either treasury shares or newly-issued shares.

EXECUTIVE OFFICERS

        The following information is provided with respect to Playboy's executive officers, except for Ms. Hefner and Mr. Rosenzweig, whose information is provided in the section of this proxy statement titled "PROPOSAL NO. 1—ELECTION OF DIRECTORS." Playboy's officers hold their offices until their successors are chosen and qualified.

JAMES L. ENGLISH
Executive Vice President and President,
    Entertainment Group
Age 52

        Mr. English joined Playboy in 1994 as President of Playboy Networks Worldwide and was appointed to his present position in November 2000. Before joining Playboy he served as Senior Vice President, Viewer's Choice. He helped launch Pay-Per-View Network, Inc. in 1987. Previously, Mr. English served as a Vice President of MGM/UA and Showtime, and was a Director at Home Box Office. He began his career at WJLA-TV, the ABC affiliate in Washington, D.C. He is a member of the Cable Television Administration and Marketing Association and National Cable Television Association.

JAMES F. GRIFFITHS
Senior Executive Vice President
Age 50

        Mr. Griffiths was appointed to his present and newly created position in January, 2004. He joined Playboy from Metro-Goldwyn-Mayer (MGM) where he spent six years as President, Worldwide Television Distribution. He oversaw the global distribution of movies and television programs and supervised MGM Networks, Inc., the company's cable and satellite channel ventures. Mr. Griffiths joined MGM from Creative Artists Agency where he served as Director of the Entertainment Ventures Group and helped create Tel-TV and the Sundance Channel as well as other business and content opportunities. He began his professional career as a Senior Accountant with Price Waterhouse and was recruited to Home Box Office where he spent eight years. Mr. Griffiths later served as President of Worldwide Pay Television and International Home Video at Twentieth Century Fox before joining Star Television in 1993 as Managing Director in Hong Kong.

LINDA G. HAVARD
Executive Vice President, Finance and Operations,
    and Chief Financial Officer
Age 49

        Ms. Havard was appointed to her present position in May 1997. From August 1982 to May 1997, she held various financial and management positions at Atlantic Richfield Company or ARCO. From October 1996 to May 1997, Ms. Havard served as ARCO's Senior Vice President in the Global Energy Ventures division. She also served as ARCO's Vice President of Corporate Planning from January 1994 to December 1996. Her other positions with ARCO included Vice President, Finance, Planning and Control, ARCO Transportation Co. and President, ARCO Pipe Line Co. Ms. Havard serves as a member of the Board of Directors of Playboy.com, Inc. (Playboy.com). Ms. Havard is also a member of the UCLA Foundation Board of Councillors, a member of the Chicago Club of the Council on Foreign Relations and a member of Chicago Finance Exchange.

HUGH M. HEFNER
Editor-in-Chief
Age 77

        Mr. Hefner founded Playboy in 1953. He assumed his present position in November 1988. From October 1976 to November 1988, Mr. Hefner served as Chairman of the Board and Chief Executive

Officer, and before that he served as Chairman, President and Chief Executive Officer. Mr. Hefner is the father of Christie Hefner, Chairman of the Board and Chief Executive Officer.

MARTHA O. LINDEMAN
Senior Vice President, Corporate Communications
    and Investor Relations
Age 53

        Ms. Lindeman was appointed to her present position in September 1998. From 1992 to 1998, she served as Vice President, Corporate Communications and Investor Relations. From 1986 to 1992, she served as Manager of Communications at the Tribune Company, a leading information and entertainment company.

RANDY A. NICOLAU
Executive Vice President, and
    President, Playboy Online Group
Age 33

        Mr. Nicolau was appointed to his present position in August 2002 and Executive Vice President of Playboy in February 2004. From October 2001 to August 2002, Mr. Nicolau served as Senior Vice President of Marketing and E-Commerce for Playboy Online Group, where he was responsible for the marketing and operation of the corporation's subscription and e-commerce businesses. From June 2000 to April 2001, Mr. Nicolau was Senior Vice President of Direct Marketing and E-Commerce at Small World Media, Inc., which builds and maintains fantasy sports games on the Internet, and was responsible for developing and marketing the corporation's fantasy game and e-commerce businesses. Mr. Nicolau served from January 1997 to April 2000 as the Chief Executive Officer at Bridgepoint Marketing, LLC, which marketed collectibles to the male consumer and owned the brand "Sports Traditions", a leader in sports-themed products, and was responsible for the day-to-day operation and overall performance of the corporation. Mr. Nicolau began his career at MBI Inc. (The Danbury Mint) in August 1992, where he created and managed direct response programs within the collectibles industry and facilitated the sales growth of its sports-related product lines.

HOWARD SHAPIRO
Executive Vice President, Law and Administration,
    General Counsel and Secretary
Age 56

        Mr. Shapiro was appointed to his present position in May 1996. From September 1989 to May 1996, he served as Executive Vice President, Law and Administration, and General Counsel. From May 1985 to September 1989, Mr. Shapiro served as Senior Vice President, Law and Administration, and General Counsel. From July 1984 to May 1985, he served as Senior Vice President and General Counsel. From September 1983 to July 1984, he served as Vice President and General Counsel. From May 1981 to September 1983, he served as Corporate Counsel. From June 1978 to May 1981, he served as Division Counsel. From November 1973 to June 1978, he served as Staff Counsel.

ALEX VAICKUS
Executive Vice President and President,
    Global Licensing
Age 44

        Mr. Vaickus was appointed to his present position in November, 2002. From August 2000 to November 2002, Mr. Vaickus served as Senior Vice President and President of the Licensing Group. Mr. Vaickus previously served as Playboy's Senior Vice President of Strategy, Planning and Operations and was responsible for managing the strategic planning process and all corporate level business development activities, including the evaluation of acquisitions and new business opportunities. Prior to joining Playboy in 1998, Mr. Vaickus was Vice President of Business Development with ConAgra Refrigerated Prepared Foods and Vice President of Business Planning and Finance for Sara Lee/DE, a division of Sara Lee Corporation. He spent 12 years at Sara Lee, where he held various positions, including Executive Director of U.S. Foods and Director of Business Planning.

PLAYBOY STOCK OWNERSHIP

Playboy Stock Ownership by Certain Beneficial Owners

        The following table provides information about each person who we believe, based on a review of filings with the Securities and Exchange Commission, as of February 29, 2004, beneficially owns more than 5% of our outstanding Class A common stock.

Name and Address	Number of Shares of Class A Common Stock	Percent of Class
Hugh M. Hefner, Trustee(1) The Hugh M. Hefner 1991 Trust 2706 Media Center Drive Los Angeles, California 90065	3,381,836	69.53%
John A. Levin & Co.,Inc.(2) BKF Capital Group, Inc. One Rockefeller Plaza New York, New York 10020	355,900	7.32%

(1)
Mr. Hefner, founder of Playboy and Editor-in-Chief, owns these shares through The Hugh M. Hefner 1991 Trust. Mr. Hefner has sole investment and voting power over these shares. Mr. Hefner has indicated his intent to vote his shares on the matters specified in this proxy statement in accordance with the recommendations made in this proxy statement by the Board of Directors.

(2)
Information as to John A. Levin & Co., Inc. and BKF Capital Group, Inc. is based upon a report on Schedule 13G/A filed with the Security and Exchange Commission on February 17, 2004. Such report was filed by John A. Levin & Co., Inc. and BKF Capital Group, Inc. and indicates that each stockholder had sole voting and investment power with respect to 300,100 shares and shared voting and investment power with respect to 55,800 shares.

Playboy Stock Ownership by Directors and Executive Officers

        The following table shows, as of February 29, 2004, the amount of common stock beneficially owned by each of our directors and by each executive officer named in the Summary Compensation table on page 18 of this proxy statement, and by all directors and executive officers as a group. In general, "beneficial ownership" includes those shares over which a director or executive officer has the power to vote, or the power to transfer, and stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2004. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name(1)	Shares of Class A Common Stock	Percent of Class A Common Stock	Shares of Class B Common Stock	Percent of Class B Common Stock
Dennis S. Bookshester(2)	3,000	*	40,313	*
David I. Chemerow(2)	800	*	61,313	*
Donald G. Drapkin(2)	0	*	31,250	*
James L. English(2)	0	*	106,494	*
Linda G. Havard(2)	0	*	210,752	*
Christie Hefner(2)	72,274	1.49	1,214,095	5.16
Hugh M. Hefner(3)(a)	3,381,836	69.53	8,800,643	36.48
Jerome H. Kern(2)	0	*	10,427	*
Russell I. Pillar(2)	5,000	*	6,725	*
Sol Rosenthal(2)	250	*	43,534	*
Richard S. Rosenzweig(2)	365	*	191,395	*
All Directors and Executive Officers as a group (16 persons)(2)(3)(a)(b)	3,463,540	71.21	11,167,519	43.18

*
Less than 1% of the total shares outstanding.

(1)
In each case, beneficial ownership consists of sole voting and investment power, with the exception of Mr. Pillar, who owns 5,000 shares of Class A common stock and 1,725 shares of Class B common stock through Pillar Living Trust and shares voting and investment power of with his wife.

(2)
Includes the following shares of our Class B common stock that are subject to installments of stock option grants made under the Second Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan, as amended, which we call the 1995 Stock Incentive Plan, the 1991 Directors' Stock Option Plan and the 1997 Equity Plan, which were either exercisable on February 29, 2004, or are exercisable within 60 days of February 29, 2004.

Name	Class B Common Stock
Dennis S. Bookshester	21,250
David I. Chemerow	21,250
Donald G. Drapkin	26,250
James L. English	81,667
Linda G. Havard	186,667
Christie Hefner	899,386
Jerome H. Kern	2,500
Sol Rosenthal	21,250
Richard S. Rosenzweig	136,667
Russell I. Pillar	5,000
All Directors and Executive Officers as a group (16 persons)	1,738,355
(3)
Includes (a) 1,485,948 shares of Class B common stock that Mr. Hefner will receive upon conversion of the Playboy preferred stock in connection with the announced offering described in the section of this proxy statement titled "Transactions with Management," and (b) 25,000 shares of Class B common stock subject to a restricted stock award granted to Mr. Griffiths in February 2004.

EXECUTIVE COMPENSATION

Report of the Committee on Executive Compensation

        This report by the compensation committee and the Performance Graph on page 21 shall not be deemed to be incorporated by reference by any general statement that incorporates by reference these proxy materials into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and they shall not otherwise be deemed to be "soliciting material" or to be "filed" thereunder.

        Playboy's executive compensation programs are administered by the compensation committee of the Board of Directors. Messrs. Rosenthal (who is the Chairman), Drapkin and Pillar served as members of the compensation committee during 2003. None of these three directors has ever served as an officer of Playboy.

        Playboy's executive compensation programs are designed to help Playboy achieve its business objectives by:

  •
  setting levels of compensation designed to attract and retain superior executives in a highly competitive environment;

  •
  providing incentive compensation that varies directly with both Playboy's financial performance and the individual executive's contribution to that performance; and

  •
  linking compensation to elements that affect both short-term and long-term share performance.

        Therefore, the compensation committee's primary mission is to structure and administer a range of compensation programs designed to enable Playboy to attract and retain executive talent in a marketplace that is both highly competitive and well-known for its individually tailored compensation packages. To help it fulfill this mission, the compensation committee periodically evaluates the competitiveness of Playboy's executive compensation programs, using information drawn from a variety of sources such as published survey data, information supplied by consultants and its own experience in recruiting and retaining executives. A list of the criteria the compensation committee considers when it establishes compensation programs and the factors it considers when it determines an executive's compensation is supplied in this report.

  Base Salary

        The compensation committee sets the base salaries and salary ranges for executives based primarily on competitive market data and the executive's level of responsibility. The committee uses outside executive compensation consultants to periodically review these salaries and salary ranges. The committee reviews salary ranges once a year, and adjusts them as necessary, considering a number of factors including Playboy's financial performance. The committee also reviews executives' salaries once a year, and bases any adjustments on each executive's individual performance, while also considering his or her total compensation package and external market data. While some of the companies in the peer group chosen for comparison of stockholder returns in the Performance Graph on page 21 may be included in the surveys and information the compensation committee considers in setting executives' salaries, there is no set peer group against which those salaries are measured. Instead, the committee reviews broad-based industry salary data, which typically exclude financial services and not-for-profit companies, and industry-specific data relative to a particular position when they are available. For 2003, the committee continued its practice of restraining base salaries and salary grade ranges. This is consistent with the committee's current philosophy of focusing less on fixed compensation and more on variable performance-based compensation in the form of short-term and long-term incentives.

  Short-Term Incentives

        Playboy executives are eligible for annual bonuses under Playboy's Executive Incentive Compensation Program. For 2003, participants in this program could earn an annual bonus with a value ranging from 20% to 100% of their base salaries. We calculated the total bonus amount each executive earned based on Playboy's cash flow as well as group and/or individual segment profitability objective goals. For each portion of the bonus, there is a range of bonus amounts paid based on the level of achievement with respect to that portion, with a minimum threshold level of performance required before earning each portion of the bonus. Additionally, except for Mr. Hefner and Ms. Hefner, a portion of the bonus is based on the achievement of non-financial goals. For 2003, the compensation committee determined that Mr. English, Ms. Havard, Ms. Hefner, Mr. Hefner and Mr. Rosenzweig should receive payouts under the Executive Incentive Compensation Program.

  Long-Term Incentives

        Playboy provides long-term incentive awards through its 1995 Stock Incentive Plan, which the compensation committee administers for Playboy. Subject to the terms of that plan, the compensation committee determines the "key employees" to whom options and other awards may be granted, the number of shares of our Class B common stock covered by each option or other stock award, the time or times at which the options may be exercised, the vesting of awards and other administrative functions. Since the inception of the 1995 Stock Incentive Plan, the compensation committee has granted incentive stock options, non-qualified stock options, restricted stock awards and performance awards. These grants are designed to further the growth, development and financial success of Playboy by providing key employees with strong additional incentives to maximize long-term stockholder value. The committee believes that this objective can be best achieved through assisting key employees to become owners of Playboy stock, which aligns their interests with Playboy's interests. As stockholders, key employees will benefit directly from Playboy's growth, development and financial success. Stock option grants and restricted stock awards also enable Playboy to attract and retain the services of those executives whom we consider essential to Playboy's long-range success by providing these executives with a competitive compensation package and an opportunity to become owners of Playboy stock.

  Chairman and Chief Executive Officer Compensation

        Ms. Hefner's annual salary for 2003 was $600,000. In determining Ms. Hefner's salary, the compensation committee considered a number of factors, including Playboy's overall financial and operational performance over the last few fiscal years. The compensation committee also reviewed competitive market data and, consistent with its general approach to salaries, attempted to place Ms. Hefner's salary slightly above the median of the data reported in relevant compensation surveys and other information it considered.

        The compensation committee calculated Ms. Hefner's bonus payout of $465,035 according to the terms of Playboy's Executive Incentive Compensation Program. Ms. Hefner's maximum bonus opportunity was 100% of her base salary. Her bonus was based on achievement of the cash flow and the group profitability targets described above for 2003, and since Playboy achieved only a portion of these targets, only a portion of the maximum bonus was paid to her.

  Deductibility of Compensation

        In 1993, changes were made to the federal corporate income tax law that limit Playboy's ability to deduct compensation in excess of $1 million paid annually to Playboy's five most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals established by the compensation committee and approved by the stockholders. The committee's policy is to seek to qualify all executive compensation for deductibility to the extent that this policy is consistent with Playboy's overall objectives in attracting, motivating and retaining its executives. However, Playboy may make non-conforming grants from time to time. Grants of restricted stock made under the 1995 Stock Incentive Plan prior to fiscal year 1997 do not qualify as stockholder-approved performance-based compensation and will therefore not be fully deductible to the extent that the value of such grants to any executive, when added to other non-exempt compensation paid to that executive, exceeds the $1 million limit in any tax year.

Submitted by the compensation committee:

Sol Rosenthal, Chairman
Donald G. Drapkin
Russell I. Pillar
Dennis S. Bookshester (member of the compensation committee until May 2003)

Executive Compensation

        The following tables set forth information regarding the compensation earned by Ms. Hefner, who served as Playboy's Chairman of the Board and Chief Executive Officer throughout 2003, and the four highest compensated executive officers of Playboy other than our Chief Executive Officer for 2003. We refer to these individuals as our Named Executives. The Summary Compensation table details the salary and bonus earned by and the stock option grants made to and restricted stock payouts to each Named Executive during each of the last three fiscal years. The Option Grants in Last Fiscal Year table explains in more detail the terms and hypothetical values of stock options granted during 2003 to the Named Executives. Finally, the Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values table reflects certain information regarding vested and unvested stock options held by the Named Executives as of December 31, 2003, and the value of those options as of that date.

Summary Compensation

Long Term Compensation
		Annual Compensation		Class B Common Stock
				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)		LTIP Payouts ($)(2)	All Other Compensation ($)(3)
Christie Hefner Chairman of the Board and Chief Executive Officer	2003 2002 2001	600,000 600,000 600,000	465,035 60,000 347,254	— — —	150,000 150,000 —	(8) (4)	345,000 — —	26,097 35,688 9,672
James L. English Executive Vice President and President, Entertainment Group	2003 2002 2001	625,000 600,000 575,001	527,287 — 585,870	— — —	50,000 20,000 15,000	(8) (5) (6)	86,241 — —	9,997 9,534 9,672
Hugh M. Hefner Editor-in-Chief	2003 2002 2001	750,000 750,000 750,000	232,518 30,000 173,627	— — —	— — —		— — —	9,997 9,534 9,672
Linda G. Havard Executive Vice President, Finance and Operations and Chief Financial Officer	2003 2002 2001	475,000 475,000 475,000	317,387 38,000 217,043	— — —	50,000 30,000 20,000	(8) (5) (6)	184,000 — —	20,952 26,755 22,068
Richard S. Rosenzweig Executive Vice President	2003 2002 2001	400,000 400,000 363,654	212,085 56,000 187,254	— — —	50,000 — 70,000	(8) (7)	92,000 — —	9,997 9,534 7,547

(1)
As of December 31, 2003, there were no shares of restricted Class B common stock outstanding. Playboy met the operating income objectives in 2002 and all of the restricted stock outstanding at December 31, 2002 vested in February 2003. Mr. Hefner holds no shares of restricted Class B common stock. Dividends were not paid on restricted Class B common stock.

(2)
Represents the value of the restricted stock awards previously granted under the 1995 Stock Incentive Plan, which vested in February 2003.

(3)
The amounts disclosed for year 2003 include:

(a)
Playboy profit-sharing contributions of $2,997 on behalf of Ms. Hefner, Mr. English, Mr. Hefner, Ms. Havard and Mr. Rosenzweig in 2003 under Playboy's Employees Investment Savings Plan.

(b)
Playboy 401(k) matching contributions of $7,000 on behalf of Ms. Hefner, Mr. English, Mr. Hefner, Ms. Havard and Mr. Rosenzweig in 2003 under Playboy's Employees Investment Savings Plan.

  (c)
  Playboy deferred compensation matching contributions of $16,100 on behalf of Ms. Hefner and $10,955 on behalf of Ms. Havard in 2003 under Playboy's DCP.

(4)
Represents non-qualified stock options granted in 2002 under the 1995 Stock Incentive Plan. The options have an exercise price of $15.700 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of February 12, 2012. One-third of these options became exercisable on February 12, 2003; another one-third of these options became exercisable on February 12, 2004 and the remaining one-third of these options will become exercisable on February 12, 2005.

(5)
Represents non-qualified stock options granted in 2002 under the 1995 Stock Incentive Plan. The options have an exercise price of $15.850 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of January 22, 2012. Half of these options became exercisable on January 22, 2003 and the remaining half of these options will become exercisable on January 22, 2004.

(6)
Represents non-qualified stock options granted in 2001 under the 1995 Stock Incentive Plan. The options have an exercise price of $11.375 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of January 26, 2011. As of January 26, 2003, all of these options were exercisable.

(7)
Represents two non-qualified stock option grants made in 2001 under the 1995 Stock Incentive Plan. The options issued in the first grant have an exercise price of $11.375 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of January 26, 2011. As of January 26, 2003, all of these options were exercisable. The options issued in the second grant have an exercise price of $13.24 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of February 26, 2011. Two-thirds of these options were exercisable as of February 26, 2003 and the remaining one-third of these options became exercisable on February 26, 2004.

(8)
Represents non-qualified stock options granted in 2003 under the 1995 Stock Incentive Plan. The options have an exercise price of $10.00 (100% of the fair market value on the business day immediately preceding the date of the grant) and an expiration date of January 8, 2013. One-third of these options became exercisable on January 8, 2004; another one-third of these options will become exercisable on January 8, 2005 and the remaining one-third of these options will become exercisable on January 8, 2006.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(1)
	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)
Name			Exercise Price ($)	Expiration Date
					5%	10%
Christie Hefner	150,000	21.40	10.00	1/8/13	945,000	2,385,000
James L. English	50,000	7.13	10.00	1/8/13	315,000	795,000
Hugh M. Hefner	—	—	—	—	—	—
Linda G. Havard	50,000	7.13	10.00	1/8/13	315,000	795,000
Richard S. Rosenzweig	50,000	7.13	10.00	1/8/13	315,000	795,000

(1)
The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class B common stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option will be measured by the difference between the price of the Class B common stock and the exercise price on the date the option is exercised.

FY-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Class B common stock	Class B common stock	Class B common stock	Class B common stock
Christie Hefner	799,386	250,000	330,646	970,000
James L. English	60,500	60,000	118,380	311,100
Hugh M. Hefner	—	—	—	—
Linda G. Havard	155,000	65,000	330,825	312,650
Richard S. Rosenzweig	100,000	70,000	300,350	366,400

(1)
Represents the number of shares of Class B common stock underlying options held by each person set forth below. As of December 31, 2003, there were no options on shares of Class A common stock outstanding.

(2)
Calculated based on the closing price of Playboy Class B common stock on December 31, 2003 (the last business day of the fiscal year) of $16.16, less the option exercise price, multiplied by the number of shares. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in total stockholder return on our Class B common stock with the cumulative total return of the Russell 2000 Stock Index and with our peer group, which is comprised of Time Warner Inc., Meredith Corporation, Metro-Goldwyn-Mayer Inc., Playboy Enterprises, Inc., Primedia, Inc., The Walt Disney Company, World Wrestling Entertainment, Inc. and Viacom Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PLAYBOY ENTERPRISES, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP

*
$100 invested on 12/31/98 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Change In Control Agreements, Employment Agreements and Incentive Compensation Plans

        To help us retain our most senior executive officers, the Board of Directors has approved Playboy entering into agreements with certain officers that provide for the payment of specified benefits if their employment terminates after a "change in control" of Playboy. Mr. English, Mr. Griffiths, Ms. Havard, Ms. Hefner and Mr. Rosenzweig currently are parties to such agreements. Each agreement provides that:

  •
  payments become due and benefits are provided if, within 18 months after a change in control, the officer is involuntarily terminated for reasons other than death, disability or "cause," or voluntarily terminates his or her employment for a limited number of permitted reasons described in the agreement;

  •
  lump-sum cash payments will be made within ten days following termination in the following amounts:

  (i)
  three times the sum of (A) the officer's annual base salary in effect immediately prior to the occurrence of the change in control and (B) the greater of (x) the average bonus earned by the officer for the three fiscal years prior to the year in which the change in control occurs and (y) the targeted bonus for the offer's position as set forth under Playboy's Executive Incentive Compensation Plan for the applicable year (with the greater of (x) and (y) referred to as the "highest bonus"); and

  (ii)
  the sum of (A) any unpaid incentive compensation which has been allocated or awarded to the officer for a completed fiscal year or other measuring period preceding the termination and is contingent only upon the continued employment of the officer to a subsequent date and (B) a pro-rata portion of the highest bonus for the year in which termination of employment occurs;

  •
  if an agreement becomes operative, the amount of the lump-sum cash payments, as well as any other payments owed to officers by us or our affiliates, would be grossed-up to compensate the executive for the imposition of any "golden parachute" excise tax imposed thereon;

  •
  any restricted stock held by the officer will become fully vested and free from restrictions;

  •
  the officer will be allowed to continue his or her participation in then existing welfare benefit plans, such as medical insurance, for up to three years from the effective date of termination; and

  •
  the agreement will have an initial five-year term, automatically extended on each anniversary of its execution unless Playboy or the officer gives notice that it or the officer does not wish to extend the agreement.

        These change-in-control agreements provide that a "change in control" takes place whenever any of the following events occur:

  •
  we liquidate or dissolve;

  •
  we sell, exchange or otherwise dispose of Playboy magazine;

  •
  any occurrence by which Mr. Hefner and Ms. Hefner cease, collectively, to hold, directly or indirectly, at least 50% of the stock entitled to vote generally in the election of our directors;

  •
  we merge, consolidate or reorganize, or sell all or substantially all of our assets, unless we initiate the transaction and, as a result of the transaction, persons who held not less than a majority of the combined voting power of our outstanding voting stock immediately prior to the transaction hold not less than a majority of the combined voting power of the securities of the surviving or transferee corporation;

  •
  an equity or other investment in Playboy, the result of which is that Ms. Hefner ceases to serve as our Chief Executive Officer, or relinquishes upon request or is divested of any of the following responsibilities:

  (i)
  functioning as the person primarily responsible for establishing policy and direction for Playboy; or

  (ii)
  being the person to whom the executive reports; or

  •
  the adoption by the Board of Directors of a resolution that a change in control has occurred.

        Under the agreements, "cause" is defined as conviction of a crime involving dishonesty, fraud or breach of trust, or willful engagement in conduct materially injurious to Playboy.

        Effective January 8, 2004, Playboy entered into an employment contract with Mr. Griffiths and hired Mr. Griffiths as Senior Executive Vice President, reporting to our Chief Executive Officer and serving as Playboy's most senior executive in regard to his responsibilities. Under the employment contract, Mr. Griffiths will receive an annual base salary of $650,000 and is eligible to participate in Board-approved incentive plans at a maximum level of 100% of the base salary he earns. If Mr. Griffiths is not terminated for "cause," Playboy will guarantee a payout of a minimum of 25% of such maximum potential under the 2004 incentive compensation plan, payable when fiscal 2004 incentive compensation is paid to Playboy's other senior executives. If Mr. Griffiths is employed on December 31, 2006, he will receive whatever incentive compensation payout he is entitled to for fiscal 2006 at the time such payout is made to other executives of Playboy. In each year from 2004 to 2006, Mr. Griffiths will be granted non-qualified options to purchase 45,000 shares of our Class B common stock and 15,000 restricted stock units, subject to the Playboy's stock option plan and as determined by Playboy's compensation committee, which will be consistent with the terms and conditions of grants and awards made to other executive officers of Playboy. Mr. Griffiths also received a one-time grant of 25,000 shares of our Class B common stock, which restriction will lapse if we achieve specified operating income objective in 2004 and if he has not been terminated prior to January 1, 2005.

        Under the employment contract, in the event that Mr. Griffiths is terminated at any time without "cause," in the event that he is asked to report to anyone other than our Chief Executive Officer, Playboy hires a President or Chief Operating Officer, his duties are materially diminished, or his principal place of business is changed to a location more than 50 miles from Glendale, California, Mr. Griffiths will be entitled to receive a severance payment in the sum of twelve months of Mr. Griffiths' then base salary, and if such termination occurs in 2004, an additional payment of $162,500. If Mr. Griffiths' employment is terminated on account of his disability or death, he will be entitled to receive a payment in the sum of six months of his then base salary and a pro rata payout under the incentive compensation plan for him in the year of such termination.

        Effective October 8, 2003, Playboy entered into an employment contract with Mr. English extending his employment as Executive Vice President and President, Entertainment Group. Under the employment contract, Mr. English will receive annual base salaries of $650,000 in 2004, $675,000 in 2005 and $700,000 in 2006. Mr. English is entitled to participate in Board-approved incentive plans at a maximum level of 100% of the base salary he earns. Mr. English is also entitled to participate in the 1995 Stock Incentive Plan. Under the agreement, in the event that Mr. English is terminated at any time not "for cause," in the event that Playboy fails to offer to renew his employment contract on comparable terms between four and six months prior to its expiration or in the event that his base salary is reduced, his responsibilities are materially diminished, or he is asked to report to anyone other than our Chief Executive Officer, Chief Operating Officer or President, Mr. English will be entitled to receive severance pay in the form of a lump-sum payment equal to his annual base salary at the time of termination, reduced by the amount of any payment he receives under his change in control agreement described above. Effective January 20, 2004, Playboy changed Mr. English's reporting obligation such that Mr. English now reports to

Mr. Griffiths, our Senior Executive Vice President. Playboy and Mr. English have agreed that Mr. English has until July 20, 2004 to notify Playboy of his election to declare that the change in his reporting obligation has resulted in a constructive termination of his employment without cause. If Mr. English makes such an election, he will be entitled to receive a lump sum payment equal to his annual base salary in 2004. In addition, if Mr. English makes such an election and he is not employed on a full time basis after twelve months of his providing such a notice, he will also be entitled to receive immediately at the twelve month anniversary an additional lump sum payment equal to his six months base salary in 2004. If Mr. English does not make such an election by July 20, 2004, he will have waived his right to assert that the change in his reporting obligation has resulted in a constructive termination of his employment without cause and will have waived his right to receive any payment resulting therefrom.

        Effective May 16, 1997, Playboy hired Ms. Havard as Executive Vice President, Finance and Operations, and Chief Financial Officer, and entered into an employment contract with Ms. Havard. She received an annual base salary of $475,000 in 2003 and is entitled to participate in Board-approved incentive plans at a maximum level of 80% of the base salary she earns. Ms. Havard is also entitled to participate in the 1995 Stock Incentive Plan. In the event that Ms. Havard is terminated at any time not "for cause," Ms. Havard will be entitled to receive twelve months severance pay based on her salary at that time. In the event of such termination, Ms. Havard will have no duty to mitigate damages and will be free to accept other employment at her discretion.

Transactions with Management

        Playboy owns a 29-room mansion, commonly known as the "Playboy Mansion," located on five and one-half acres in Los Angeles, California. The Playboy Mansion is used for various corporate activities, including serving as a valuable location for video production, magazine photography, online events, and sales events. It also enhances Playboy's image as host for many charitable and civic functions. The Playboy Mansion generates substantial publicity and recognition which increases public awareness of Playboy and Playboy's products and services. Facilities at the Playboy Mansion include a tennis court, swimming pool, gymnasium and other recreational facilities as well as extensive film, video, sound and security systems. The Playboy Mansion also includes accommodations for guests and serves as an office and residence for Hugh M. Hefner, our founder and Editor-in-Chief. The Playboy Mansion has a full-time staff which performs maintenance, serves in various capacities at the functions held at the Playboy Mansion and provides guests of Playboy and Mr. Hefner with meals, beverages and other services.

        Under a 1979 lease Playboy entered into with Mr. Hefner, the annual rent Mr. Hefner pays to us for his use of the Playboy Mansion is determined by independent experts who appraise the value of Mr. Hefner's basic accommodations and access to the Playboy Mansion's facilities, utilities and attendant services based on comparable hotel accommodations. In addition, Mr. Hefner is required to pay the sum of the per-unit value of non-business meals, beverages and other benefits he and his personal guests receive. These standard food and beverage per-unit values are determined by independent expert appraisals based on fair market values. Valuations for both basic accommodations and standard food and beverage units are reappraised every three years, and between appraisals are annually adjusted based on appropriate consumer price indexes. Mr. Hefner is also responsible for the cost of all improvements in any Hefner residence accommodations, including capital expenditures, that are in excess of normal maintenance for those areas.

        Mr. Hefner's usage of Playboy Mansion services and benefits is recorded through a system initially developed by the auditing and consulting firm of PricewaterhouseCoopers LLP and now administered by Playboy, with appropriate modifications approved by the audit and compensation committees of the Board of Directors. The lease dated June 1, 1979, as amended, between Mr. Hefner and Playboy renews automatically at December 31 each year and will continue to renew unless either Playboy or Mr. Hefner terminate it. The rent charged to Mr. Hefner during 2003 included the appraised rent and the appraised per-unit value of other benefits, as described above. Within 120 days after the end of Playboy's fiscal year, the actual charge for all benefits for that year is finally determined. Mr. Hefner pays or receives credit for any difference between the amount finally determined and the amount he paid over the course of the year. We estimated the sum of the rent and other benefits payable for 2003 to be $1.5 million, and Mr. Hefner paid that amount during 2003.

        Playboy purchased the Playboy Mansion in 1971 for $1.1 million and in the intervening years has made substantial capital improvements at a cost of $13.6 million through 2003 (including $2.5 million to bring the Hefner residence accommodations to a standard similar to the Playboy Mansion's common areas). The Playboy Mansion is included in Playboy's Consolidated Balance Sheet at December 31, 2003 at a net book value of $1.6 million, including all improvements and after accumulated depreciation. Playboy incurs all operating expenses of the Playboy Mansion, including depreciation and taxes, which were $2.3 million in 2003, net of rent received from Mr. Hefner.

        From time to time, Playboy enters into barter transactions in which Playboy secures air transportation for Mr. Hefner in exchange for advertising pages in Playboy magazine. Mr. Hefner reimburses Playboy for the direct costs of providing these ad pages. Playboy receives significant promotional benefit from these transactions. There were no such transactions in 2003.

        At December 31, 2002, Playboy.com had an aggregate of $27.2 million of outstanding indebtedness to Mr. Hefner in the form of three promissory notes. Upon the closing of the senior secured notes offering on March 11, 2003, Playboy.com's debt to Mr. Hefner was restructured. One promissory note, in the amount of $10.0 million, was extinguished in exchange for shares of Series A preferred stock of PEI Holdings, Inc., which we refer to as the Holdings Series A preferred stock, with an aggregate stated value of $10.0 million. The two other promissory notes, in a combined principal amount of $17.2 million, were extinguished in exchange for $0.5 million in cash and shares of Series B preferred stock of PEI Holdings, Inc., which we refer to as Holdings Series B preferred stock, with an aggregate stated value of $16.7 million. Pursuant to the terms of an exchange agreement between Playboy, PEI Holdings, Inc., Playboy.com and Mr. Hefner and certificates of designation governing the Holdings Series A and Series B preferred stock, Playboy was required to exchange the Holdings Series A preferred stock for shares of Playboy Class B common stock and to exchange the Holdings Series B preferred stock for shares of preferred stock of Playboy, which we refer to in this proxy statement as Playboy preferred stock. In order to issue the Playboy preferred stock, Playboy was required to amend our certificate of incorporation to authorize the issuance, which we refer to as the certificate amendment. In accordance with applicable law, Mr. Hefner, the holder of more than a majority of our outstanding Class A voting common stock, approved the certificate amendment by written consent. As a result, on May 1, 2003, Playboy filed an amendment to our certificate of incorporation and exchanged the Holdings Series A preferred stock plus accumulated dividends for 1,122,209 shares of Playboy Class B common stock and exchanged the Holdings Series B preferred stock for 1,674 shares of Playboy preferred stock. The Playboy preferred stock accrues dividends at a rate of 8.00% per annum, which are paid semi-annually.

        The Playboy preferred stock is convertible at the option of Mr. Hefner, the holder, into shares of our Class B common stock at a conversion price of $11.2625, which is equal to 125% of the weighted average closing price of our Class B common stock over the 90-day period prior to the exchange of Holdings Series B preferred stock for Playboy preferred stock. Beginning May 1, 2006, if at any time the weighted average closing price of our Class B common stock for 15 consecutive trading days equals or exceeds 150% of the conversion price, or $16.89, Playboy will have the option, by delivering a written notice to the holder of shares of Playboy preferred stock, to convert any or all shares of Playboy preferred stock into the number of shares of Class B common stock determined by dividing (a) the sum of the aggregate stated value of such Playboy preferred stock and the amount of accrued and unpaid dividends by (b) the conversion price.

        On September 15, 2010, Playboy will be required to redeem all shares of Playboy preferred stock that are then outstanding at a redemption price equal to $10,000 per share plus the amount of accrued and unpaid dividends. The final redemption price may be paid, at our option, in either cash or shares of our Class B common stock or any combination of cash and shares of Class B common stock. If Playboy elects to pay the final redemption price in shares of our Class B common stock, the number of such shares to which a holder of shares of Playboy preferred stock will be entitled will be determined by dividing (a) the sum of the aggregate stated value of such Playboy preferred stock and the amount of accrued and unpaid dividends by (b) the weighted average closing price of our Class B common stock over the 90-day period prior to September 15, 2010.

        On April 7, 2004, Playboy filed an amendment to the registration statement with the Securities and Exchange Commission for approximately 5.2 million shares of our Class B stock. The offering is expected to consist of approximately 3.6 million shares to be offered by Playboy, approximately 1.5 million shares to be offered by Mr. Hefner and 150,000 shares to be offered by Ms. Hefner. An additional 0.8 million shares are subject to an over-allotment option granted by Playboy to the underwriters. Mr. Hefner expects to sell in the offering 1,485,948 shares of Class B common stock that are issuable upon conversion of the Playboy preferred stock, which conversion will occur prior to the closing of the offering.

Certain Business Relationships

        The law firm of Arnold & Porter provided legal services to Playboy during 2003. Mr. Rosenthal is Of Counsel to the Los Angeles office of Arnold & Porter.

Compensation Committee Interlocks and Insider Participation

        The members of the compensation committee during 2003 were Messrs. Rosenthal (Chairman), Drapkin and Pillar, none of whom has served at any time as an officer or employee of Playboy or our subsidiaries.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the Board of Directors is currently made up of Messrs. Chemerow (who is the Chairman), Bookshester and Kern. During 2003, the Board of Directors amended and restated the audit committee charter. The complete text of our new charter, which reflects the new standards set forth in current Securities and Exchange Commission regulations and the final New York Stock Exchange listed company rules, is attached to this proxy statement as Exhibit A.

        As set forth in more detail in the audit committee charter, the primary responsibilities of Playboy's audit committee fall into three broad categories:

  •
  to serve as an independent and objective party to monitor Playboy's financial reporting process and internal control system;

  •
  to review and appraise the audit efforts of Playboy's independent accountants and internal auditing department; and

  •
  to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

        The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the audit committee's charter. To carry out its responsibilities, the audit committee met five times during 2003.

        In overseeing the preparation of Playboy's financial statements, the audit committee met with both management and Playboy's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the audit committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee discussed the statements with both management and the outside auditors. The audit committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to Playboy's outside auditors, the audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

        We have also considered whether the provision of services by Ernst & Young that are not related to the audit of the financial statements referred to above, including without limitation the provision of information technology services and other non-audit services, is compatible with maintaining Ernst & Young's independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Playboy's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Playboy's independent auditors are responsible for auditing those financial statements. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence.

        Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

Submitted by the audit committee:

  David I. Chemerow (Chairman)
  Dennis S. Bookshester
  Jerome H. Kern

        The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the Report be deemed to be incorporated by reference in any previous or future documents filed by Playboy with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request the Report to be treated as soliciting material or specifically incorporate the Report by reference in any such document.

Equity Compensation Plan Information

        The following table sets forth information regarding outstanding options and shares reserved for future issuance as of December 31, 2003.

	Class B Common Stock
Plan category (1)	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,843,886	$16.22	2,195,896
Total	2,843,886	$16.22	2,195,896

(1)
Playboy has no equity compensation plans that have not been approved by stockholders.

PROPOSAL NO. 2

CHARTER AMENDMENT TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF CLASS B COMMON STOCK

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO
AMEND OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR
CLASS B COMMON STOCK FROM 30,000,000 TO 75,000,000.

        Our charter currently authorizes a maximum of 30,000,000 shares of Class B common stock. As of February 29, 2004, Playboy had 22,638,151 shares of Class B common stock issued and outstanding, 3,491,519 shares of Class B common stock reserved in the aggregate for issuance for outstanding restricted stock unit and option awards under the 1995 Stock Incentive Plan, the 1991 Directors' Stock Option Plan and the 1997 Equity Plan, and 1,485,948 shares of Class B common stock reserved for issuance upon the conversion of the outstanding Playboy preferred stock.

        On April 7, 2004, Playboy filed an amendment to the registration statement with the Securities and Exchange Commission for an offering of approximately 5.2 million shares of Class B common stock. The offering is expected to consist of approximately 3.6 million shares to be offered by Playboy, approximately 1.5 million shares to be offered by Mr. Hefner and 150,000 shares to be offered by Ms. Hefner. An additional 0.8 million shares are subject to an over-allotment option granted by Playboy to the underwriters. Mr. Hefner expects to sell in the offering 1,485,948 shares of Class B common stock that are issuable upon conversion of the Playboy preferred stock, which conversion will occur prior to the closing of the offering.

        As a result, if the announced offering is completed, including the sale of Class B shares that are issuable upon the conversion of Playboy preferred stock, Playboy would not have enough shares of Class B common stock to satisfy all of our outstanding restricted stock unit and option awards if they all vested and were in-the-money. As a consequence, Playboy would be required to settle the values of those awards in cash or in some other form of consideration. In addition, Playboy would not have available any shares of Class B common stock for other purposes. Even if Playboy did not complete the offering, or sold less than all the shares anticipated to be sold, Playboy would have less than 2.5 million shares available for future issuance. Accordingly, the Board of Directors adopted a resolution proposing that Article Fourth of our charter be amended to increase the authorized shares of our Class B common stock from 30,000,000 to 75,000,000. The proposed amendment to our charter is attached to this proxy statement as Exhibit B.

        The Board of Directors believes that the flexibility provided by the charter amendment is in the best interest of Playboy and its stockholders. Playboy needs to increase its authorized shares of Class B common stock to allow Playboy to raise additional capital through the future sale of Class B common stock or securities convertible into Class B common stock, to provide a currency for future acquisitions, to make future payments in connection with the Califa acquisition in Class B shares if the Board determines it is in the best interest of Playboy to do so, and to satisfy Playboy's existing obligations under its shareholder approved equity compensation plans. Playboy may also need additional shares of Class B common stock for a variety of other corporate purposes, including stock splits and stock dividends, strategic alliances or joint ventures, future stock option and other employee benefit plans and other uses not presently determinable. Except for the announced offering described in the section of this proxy statement titled "Transactions with Management," Playboy has no present plans, arrangements, commitments or understandings with respect to the sale of any shares of our Class B common stock or any acquisitions involving the payment by Playboy of its Class B common stock. Playboy intends to make future Califa payments in cash, subject to the cash reserves of Playboy at the time.

        The additional shares of Class B common stock that would be authorized by the charter amendment would become part of Playboy's existing class of Class B common stock, and when issued, would have the same rights, preferences and privileges as the shares of Class B common stock now issued and outstanding.

        The issuance of additional shares of Class B common stock may, among other things, have a dilutive effect on earnings per share and on stockholders' equity. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely effect the market price of Playboy's Class B common stock. Holders of our Class A and Class B common stock do not have preemptive right to subscribe for additional shares of Class B common stock, if issued by Playboy. The Board of Directors may issue additional shares of Class B common stock only if the action is permissible under Delaware law and the rules of the New York Stock Exchange and Pacific Stock Exchange.

        The charter amendment requires an affirmative vote of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class. Proxies marked "withheld" or "abstain" will have the same effect as a vote against the proposed charter amendment. If your shares are held in "street name," the broker or bank who holds your shares will have the authority to vote your shares with respect to the charter amendment without your instructions. If your shares are not held in "street name," not returning your proxy card and not attending the meeting and voting will have the same effect as a vote against the charter amendment.

        If the proposed amendment to our charter is approved by our stockholders, Playboy intends to file the amendment with the Secretary of State of the State of Delaware as soon as practicable. The charter amendment will become effective on the date it is filed.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT AUDITORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR 2004.

        The audit committee has appointed Ernst & Young LLP to serve as our independent auditors for 2004. Ernst & Young served as the auditors for our financial statements for 2003. The Board seeks to have the stockholders ratify the appointment of Ernst & Young.

        The following table sets forth in more detail the fees incurred for the professional services of Ernst & Young in 2002 and 2003.

	2003	2002
Audit Fees(1)	$659,000	$589,000
Audit-Related Fees(2)	321,000	283,000
Tax Fees(3)	118,000	320,000
All Other Fees(4)	—	123,000

(1)
Audit fees include fees for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q and for other services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under "Audit Fees." These fees were primarily for services in connection with employee benefit plan audits, due diligence and accounting consultations not classified as part of the audit services.

(3)
Tax fees consist of services performed by our independent auditors' tax division, except those related to the audit, and include fees for tax compliance, including return preparation, tax planning and tax advice.

(4)
There were no fees billed for other services rendered by our independent auditors that would be included in "All Other Fees" for the year ended December 31, 2003. All other fees in 2002 include fees for consulting on internal reporting during the year ended December 31, 2002.

        The audit committee is responsible for the appointment, retention, compensation and oversight of the independent auditors. The audit committee has adopted policies and procedures for pre-approving services (audit and non-audit) performed by the independent auditors. In accordance with such policies and procedures, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such service do not impair the auditors' independence. These services may include audit services, audit-related services, tax services and other services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee. The audit committee has delegated to the Chairman of the audit committee specific pre-approval authority provided that the estimated fee for any such engagement does not exceed $10,000. The Chairman of the audit committee must report, for information purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting. Requests or applications to provide services that require separate approval by the audit committee shall be submitted to the audit committee by both the independent auditors and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence.

With respect to each proposed pre-approved service, the independent auditors must provide detailed back-up documentation regarding the specific services to be provided. Periodically, but not less than quarterly, our Chief Financial Officer will provide the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent auditors. A copy of our Audit and Non-Audit Services Policy is available on our Web site at www.playboyenterprises.com. All of the services of Ernst & Young in 2003 described above were pre-approved by our audit committee in accordance with our Audit and Non-Audit Services Policy.

        Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to questions from stockholders and to make a statement, should they wish to do so. If the appointment of Ernst & Young is not ratified by the stockholders, our audit committee may appoint other independent auditors.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Exchange. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms we have received and on written representations from certain reporting persons that no other reports were required during the 2003, all of our officers, directors and greater than 10% beneficial owners complied with their Section 16(a) filing requirements.

Stockholder Proposals for the 2004 Annual Meeting

        If you wish to submit a proposal for us to consider for inclusion in our 2005 proxy materials and for presentation at our 2005 Annual Meeting of Stockholders, you must send the proposal so that we receive it no later than December 14, 2004, unless the 2005 Annual Meeting will be held on a date that is more than 30 days before or after May 13, 2005, the anniversary of the date of the 2004 Annual Meeting, in which case we must receive your proposal within a reasonable time before we mail the proxy materials for the 2005 Annual Meeting. Stockholder proposals to be presented at our 2005 Annual Meeting of Stockholders that are not intended to be considered for inclusion in our 2005 proxy materials must be received by us no later than February 27, 2005. Stockholder proposals received after that date will be considered untimely. Proposals should be addressed to the Secretary, Playboy Enterprises, Inc., 680 North Lake Shore Drive, Chicago, Illinois 60611. We recommend that you send your stockholder proposals via certified mail, return receipt requested, so that you will have confirmation of the date we received your proposal.

Playboy's Annual Report and Financial Information

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including financial statements, has been filed with the Securities and Exchange Commission. You may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission's website, www.sec.gov.

Expenses of Solicitation

        We are soliciting proxies primarily by mailings such as this one, but we may also solicit proxies personally and by telephone calls placed by our officers and employees (without additional compensation). We will bear the expenses of all solicitations, which may also include the reimbursement of brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of our common stock and seeking instruction from those beneficial owners with respect to the proxy materials.

Other Business

        As of the date of these proxy materials, management knows of no other business that will be presented for consideration at the Annual Meeting.

Exhibit A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
PLAYBOY ENTERPRISES, INC.
AS AMENDED AND RESTATED BY THE BOARD ON NOVEMBER 19, 2003

I.     PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Playboy Enterprises, Inc. (the "Corporation") is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE"), and any additional requirements that the Board deems appropriate.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

        Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the NYSE and the SEC.

        Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the "Audit Committee Financial Expert," as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

III.  MEETINGS OF THE COMMITTEE

        The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the head of the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

        (a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation's Annual Report on Form 10-K is referred to herein as the "independent auditors");

        (b)   Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation's management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or as otherwise provided for in the Audit Committee Independent Auditor Pre-Approval Policy;

        (c)   Review the performance of the Corporation's independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)   Obtain at least annually from the Corporation's independent auditors and review a report describing:

    (i)
    the independent auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

        The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Evaluate the independence of the Corporation's independent auditors by, among other things:

    (i)
    monitoring compliance by the Corporation's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

    (ii)
    monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

    (iii)
    engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

        (f)    Review and discuss with the independent auditors, their annual audit plan, including the timing and scope of audit activities and monitor such plan's progress and results during the year;

        (g)   Review with management, the Corporation's independent auditors and the head of the internal auditing department, the following:

    (i)
    all critical accounting policies and practices to be used;

    (ii)
    all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

    (iii)
    all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

    (iv)
    any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;

        (h)   Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors;

        (i)    Review with management, the Corporation's independent auditors and, if appropriate, the head of the Corporation's internal auditing department, the following:

    (i)
    the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

    (ii)
    major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation's financial statements;

    (iii)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

        (j)    Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

        (k)   Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

    (i)
    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

    (ii)
    any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement;

    (iii)
    any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation; and

    (iv)
    budget and staffing of the Corporation's internal control function;

Oversight of the Financial Reporting Process and Internal Controls.

        (l)    Review:

    (i)
    the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors, management and head of internal audit of the Corporation; and

    (ii)
    the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's Annual Report;

    (iii)
    the Committee's level of involvement and interaction with internal audit, including the Committee's line of authority and role in appointing and compensating employees in the internal audit function;

        (m)  Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

    (i)
    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information; and

    (ii)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting;

        (n)   Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department, assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (o)   Review with management the progress and results of all internal audit projects, and, when necessary, assign additional internal audit projects to the head of internal audit;

        (p)   Review with management the Corporation's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (q)   Receive periodic reports from the Corporation's independent auditors, management and head of internal audit of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

        (r)   Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation's financial statements should be included in the Annual Report on Form 10-K;

        (s)   Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (t)    Review the type and presentation of information to be included in the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

        (u)   Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors

        (v)   Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

        (w)  Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

        (x)   Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Exchange Act;

        (y)   Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

        (z)   Review and approve in advance any services provided by the Corporation's independent auditors to the Corporation's executive officers or members of their immediate family;

        (aa) Review the Corporation's program to monitor compliance with the Corporation's Code of Business Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Business Conduct;

        (bb) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

        (cc) Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Corporation or any of its subsidiaries, or reports made by the Corporation's chief executive officer or general counsel in relation thereto;

        (dd) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

        (ee) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function;

        (ff)  Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;

        (gg) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate; and

        (hh) Conduct or authorize investigations into any matters within its scope of responsibilities, including retaining outside advisors to assist the Committee in the conduct of any investigation, the cost of such investigations to be borne by the Corporation.

* * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Corporation.

        Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of Delaware which shall continue to set the legal standard for the conduct of the members of the Committee.

***

Exhibit B

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF PLAYBOY ENTERPRISES, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        PLAYBOY ENTERPRISES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST: The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

  "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Ninety-Two Million Five Hundred Thousand (92,500,000) consisting of: (i) Seven Million Five Hundred Thousand (7,500,000) shares of Class A Common Stock of the par value of One Cent ($.01) per share, (ii) Seventy-Five Million (75,000,000) shares of Class B Common Stock of the par value of One Cent ($.01) per share and (iii) Ten Million (10,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share."

        SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Playboy Enterprises, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this            day of                        , 2004.

PLAYBOY ENTERPRISES, INC.
By:
	Name:	Howard Shapiro
	Title:	Executive Vice President, Law and Administration, General Counsel and Secretary

B-1

CLASS A COMMON STOCK ONLY

PLAYBOY ENTERPRISES, INC.
PROXY FOR CLASS A COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2004

        The undersigned hereby constitutes and appoints CHRISTIE HEFNER and HOWARD SHAPIRO, and each of them, as Proxies, each with full power of substitution, to vote for the undersigned all of the shares of Class A Common Stock of PLAYBOY ENTERPRISES, INC. registered in the name of the undersigned, as of March 16, 2004, at the annual meeting of stockholders of Playboy Enterprises, Inc. to be held May 13, 2004 and at any and all adjournments of that meeting, upon the following matters, which are more fully described in the Proxy Statement.

        The right to revoke this proxy at any time before it is voted is reserved. When properly executed, this proxy will be voted or withheld in accordance with the specifications made in this proxy. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF MS. HEFNER AND MESSRS. BOOKSHESTER, CHEMEROW, DRAPKIN, KERN, PILLAR, ROSENTHAL AND ROSENZWEIG AS DIRECTORS; "FOR" THE PROPOSAL TO AMEND OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FORM 30,000,000 TO 75,000,000; AND "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

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PLAYBOY ENTERPRISES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.            ☒

[	]
1.	Election of Directors: Nominees: 01-D. Bookshester, 02-D. Chemerow, 03-D. Drapkin, 04-C. Hefner, 05-J. Kern, 06-R. Pillar, 07-S. Rosenthal, 08-R. Rosenzweig. To withhold authority to vote for one or more (but less than all) nominees, write such nominee(s) name below and mark "For All Except" to the right.	For All ☐	Withheld All ☐	For All Except ☐	2.
						To consider and vote on a proposal to amend the amended and restated Certificate of Incorporation of Playboy Enterprises, Inc., as amended, to increase the number of authorized shares of our Class B common stock from 30,000,000 to 75,000,000.	For ☐	Against ☐	Abstain ☐
Nominee Exception
					3.	To ratify the selection of Ernst & Young LLP as independent auditors of Playboy Enterprises, Inc. for 2004.	For ☐	Against ☐	Abstain ☐
						The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.
Signature(s)

Dated: , 2004
The signature to this proxy should conform exactly to the name as shown. When shares are held by joint tenants, all such tenants must sign.
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—FOLD AND DETACH HERE—

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

CLASS B COMMON STOCK ONLY

PLAYBOY ENTERPRISES, INC.
PROXY FOR CLASS B COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2004

        The undersigned hereby constitutes and appoints CHRISTIE HEFNER and HOWARD SHAPIRO, and each of them, as Proxies, each with full power of substitution, to vote for the undersigned all of the shares of Class B Common Stock of PLAYBOY ENTERPRISES, INC. registered in the name of the undersigned, as of March 16, 2004, at the annual meeting of stockholders of Playboy Enterprises, Inc. to be held May 13, 2004 and at any and all adjournments of that meeting, upon the following matters, which are more fully described in the Proxy Statement.

        The right to revoke this proxy at any time before it is voted is reserved. When properly executed, this proxy will be voted or withheld in accordance with the specifications made in this proxy. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO AMEND OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK FROM 30,000,000 TO 75,000,000.

—FOLD AND DETACH HERE—

PLAYBOY ENTERPRISES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.            ☒

[	]
1.
	To consider and vote on a proposal to amend the amended and restated Certificate of Incorporation of Playboy Enterprises, Inc., as amended, to increase the number of authorized shares of our Class B common stock from 30,000,000 to 75,000,000.	For ☐	Against ☐	Abstain ☐
The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.
Signature(s)

Dated: , 2004
The signature to this proxy should conform exactly to the name as shown. When shares are held by joint tenants, all such tenants must sign.

—FOLD AND DETACH HERE—

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE OFFICERS
PLAYBOY STOCK OWNERSHIP
EXECUTIVE COMPENSATION
Summary Compensation
Option Grants in Last Fiscal Year
FY-End Option Values
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG PLAYBOY ENTERPRISES, INC., THE RUSSELL 2000 INDEX AND A PEER GROUP
REPORT OF THE AUDIT COMMITTEE
Equity Compensation Plan Information
PROPOSAL NO. 2 CHARTER AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK
PROPOSAL NO. 3 APPOINTMENT OF INDEPENDENT AUDITORS
OTHER INFORMATION
  Exhibit A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PLAYBOY ENTERPRISES, INC. AS AMENDED AND RESTATED BY THE BOARD ON NOVEMBER 19, 2003
  Exhibit B
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PLAYBOY ENTERPRISES, INC.